                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                               _________________


                                   FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported):  July 14, 2000


                   ADVANCED AERODYNAMICS & STRUCTURES, INC.
            (Exact Name of Registrant as Specified in its Charter)


                         Commission File No. 000-21749


         DELAWARE                                         95-4257380
(State or Other Jurisdiction                   (IRS Employer Identification No.)
      of Incorporation)



                            3205 LAKEWOOD BOULEVARD
                         LONG BEACH, CALIFORNIA 90808
                   (Address of Principal Executive Offices)

                                (562) 938-8618
                         (Registrant's Telephone No.)


ITEM 5.  OTHER EVENTS

     Attached as Exhibit A to this Report on Form 8-K is the Balance Sheet (unaudited) of Advanced Aerodynamics & Structures, Inc. (the "Company") as of May 31, 2000, with pro forma adjustments for significant events occurring on or before June 30, 2000. Between July 1, 2000 and the date of this Balance Sheet, the Company did not experience any significant event or transaction which would require a pro forma adjustment to the attached Balance Sheet.


Dated:  July 14, 2000                 ADVANCED AERODYNAMICS & STRUCTURES, INC.



                                      By: /s/ Carl L. Chen
                                          --------------------------------------
                                          Carl L. Chen, President